UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

TRIVASCULAR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36419	87-0807313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3910 Brickway Blvd.

Santa Rosa, California

(Address of principal executive offices)

95403

(Zip Code)

(707) 543-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 30, 2014, TriVascular Technologies, Inc., a Delaware corporation (the “Company”) entered into an amendment to the Amended and Restated Employment Agreement (the “Employment Agreement”) with Christopher G. Chavez, the Company’s President and Chief Executive Officer (the “Amendment”). The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) reviewed and approved the Amendment.

The Amendment modifies Section 3(c) of the Agreement to allow for any annual performance bonus, if earned, to be payable to Mr. Chavez either in cash or in restricted stock units, with certain settlement deferral features, under the Company’s then available equity incentive plan. The Amendment also increased the amount of Mr. Chavez’s “Target Cash Bonus” (as defined therein). The foregoing description of the Amendment is not complete, and is qualified in its entirety by reference to the Amendment filed as exhibit 10.1 herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Amended and Restated Employment Agreement with Christopher G. Chavez, dated June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIVASCULAR TECHNOLOGIES, INC.

Dated: July 3, 2014	/s/ Michael R. Kramer
	Name:	Michael R. Kramer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Amendment No. 1 to the Amended and Restated Employment Agreement with Christopher G. Chavez, dated June 30, 2014.